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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


     Date of report (Date of earliest event reported)  December 6, 2000


                                  ALTEON INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-19529                  13-3304550
(State or Other Juris-                (Commission             (I.R.S. Employer
diction of Incorporation)             File Number)           Identification No.)


170 Williams Drive, Ramsey, New Jersey                             07446
(Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code (201) 934-5000


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          (Former Name or Former Address, If Changed Since Last Report)
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 Item 5. Other Events

         On December 6, 2000 Alteon Inc. issued the following press release:


ALTEON APPOINTS MILAN KOVACEVIC, M.D., PH.D., AS MEDICAL DIRECTOR

     Ramsey, New Jersey, December 6, 2000 -- Alteon Inc. (AMEX: ALT) announced today the appointment of Milan Kovacevic, M.D., Ph.D., as Medical Director. Dr. Kovacevic's primary responsibility will be the design and implementation of clinical trials for Alteon's products, particularly ALT-711, Alteon's lead A.G.E. crosslink breaker.

     Prior to joining Alteon, Dr. Kovacevic was Medical Officer for Kendle International Inc., a contract research organization, where he was responsible for medical and safety monitoring and clinical study design. He also served as a Project Manager at Kendle and was responsible for the coordination of a number of clinical research projects. Previously, Dr. Kovacevic worked with Cangene Corporation, a biotech company in Canada, as a clinical research scientist. In addition to his clinical responsibilities there, he interacted with the regulatory agencies, including the U.S. Food and Drug Administration.

     Dr. Kovacevic is a specialist in Internal Medicine. Before his pharmaceutical career, he practiced medicine for 11 years. He received his M.D. from the University of Beograd, Yugoslavia in 1984 and a Ph.D. in Nephrology from the same university in 1993.

     "Dr. Kovacevic's extensive background includes years of clinical experience as a physician and teacher as well as in clinical research in the biotech industry," said Robert C. deGroof, Ph.D., Alteon's Senior Vice President for Scientific Affairs. "He provides us with the background and skills that are critical to Alteon in our current stage of development, and we are delighted to have him."

     About Alteon

     Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging, based on slowing or reversing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-Products (A.G.E.s).

     A.G.E.s ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including cardiovascular disease, kidney disease, nerve damage and retinopathy. Alteon's unique approach is to break or inhibit the formation of A.G.E.s and their chemical crosslinks.

     Alteon's lead A.G.E. crosslink breaker, ALT-711, is in Phase IIa clinical testing to evaluate
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     its effect on cardiovascular compliance. Detailed analyses from that trial are being conducted. Additional indications being evaluated include non-obstructive uropathy, peritoneal dialysis and scleroderma. The company is seeking a corporate partner to help fund the continued development of its A.G.E.-formation inhibitor, Pimagedine, based on the results of a Phase II/III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Alteon Inc.


                                             By: /s/ Kenneth I. Moch
                                                -----------------------------
                                                     Kenneth I. Moch
                                                     Chief Executive Officer


Dated: December 13, 2000